Exhibit 10.24
EXECUTION COPY
SPARTECH CORPORATION
THIRD AMENDMENT TO AMENDED AND
RESTATED NOTE PURCHASE AGREEMENT
As of January 12, 2011
To the Holders of Notes
Named in Annex 1 Hereto
Ladies and Gentlemen:
     Spartech Corporation, a Delaware corporation (the “Company”), agrees with you as follows:
1. PRELIMINARY STATEMENTS.
     Pursuant to that certain Amended and Restated Note Purchase Agreement dated as of September 10, 2008 (initially dated as of September 15, 2004) (as amended by that certain Amendment No. 1 to Amended and Restated Note Purchase Agreement dated as of July 10, 2009, and that certain Second Amendment to Amended and Restated Note Purchase Agreement dated as of June 9, 2010, and as in effect immediately prior to giving effect to the Amendments (as defined below) provided for hereby, the “Existing Note Purchase Agreement”, and as amended by this Third Amendment Agreement (as defined below) and as may be further amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”), the Company issued and sold One-Hundred Fifty Million Dollars ($150,000,000) in aggregate initial principal amount of its 5.54% Senior Notes due 2016 (collectively, as amended, restated or otherwise modified from time to time as of the date hereof, and currently bearing interest at a rate of 6.58% per annum, the “Notes”). The register for the registration and transfer of the Notes indicates that the parties named in Annex 1 (the “Noteholders”) to this Third Amendment to Amended and Restated Note Purchase Agreement (this “Third Amendment Agreement”) are currently the holders of the majority in outstanding principal amount of the Notes and constitute the “Required Holders” as set forth in the Existing Note Purchase Agreement.
2. DEFINED TERMS.
     Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Note Purchase Agreement.
3. AMENDMENTS TO THE EXISTING NOTE PURCHASE AGREEMENT.
     Subject to Section 6 of this Third Amendment Agreement, each of the undersigned Noteholders and the Company hereby agree to each of the amendments to the Existing Note

Purchase Agreement as provided for by this Third Amendment Agreement and specified in Exhibit A. Such amendments are referred to herein, collectively, as the “Amendments”.
4. SUBSIDIARY GUARANTORS
     4.1 Joinder of Spartech France Holdings, L.P.
     Spartech France Holdings, L.P., a newly formed subsidiary, shall concurrently herewith execute and deliver a Subsidiary Guarantee pursuant to Section 7.6 of the Note Purchase Agreement.
5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     To induce you to enter into this Third Amendment Agreement and to consent to the Amendments, the Company represents and warrants as follows:
     5.1. Reaffirmation of Representations and Warranties.
     All of the representations and warranties contained in Section 4 of the Existing Note Purchase Agreement are correct with the same force and effect as if made by the Company on the date hereof (or, if any representation or warranty is expressly stated to have been made as of a specific date, as of such date).
     5.2. Organization, Power and Authority, etc.
     The Company has all requisite corporate power and authority to execute and deliver and perform its obligations under this Third Amendment Agreement.
     5.3. Legal Validity.
     The execution and delivery of this Third Amendment Agreement by the Company and compliance by the Company with its obligations hereunder and under the Note Purchase Agreement: (a) are within the corporate powers of the Company; and (b) do not violate or result in any breach of, constitute a default under, or result in the creation of any Lien upon any property of the Company under the provisions of: (i) its organizational and governing documents; (ii) any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to either the Company or its property; or (iii) any agreement or instrument to which the Company is a party or by which the Company or any of its property may be bound or any statute or other rule or regulation of any Governmental Authority applicable to the Company or its property.
     This Third Amendment Agreement has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by a duly authorized officer of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     5.4. No Defaults.
     As of the date hereof and after giving effect to this Third Amendment Agreement, no event has occurred and no condition exists that constitutes or would constitute a Default or an Event of Default.
     5.5. Disclosure.
     This Third Amendment Agreement and the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Company in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Noteholders by or on behalf of the Company specifically for use in connection with the transactions contemplated by this Third Amendment Agreement. Except as expressly set forth in this Third Amendment Agreement, pursuant to the Second Amendment to Amended and Restated Credit Agreement of even date herewith (the “Second Amendment to Credit Agreement”) or otherwise disclosed in writing to the Noteholders, none of the Company, the Company’s Subsidiaries or the Company’s Affiliates has paid or will pay, directly or indirectly, any fee, charge, increased interest or other consideration to, or given any additional security or collateral to, or shortened the maturity or average life of any Indebtedness or permanently reduced any borrowing capacity in favor of or for the benefit of, any creditor of the Company or any creditor of any of the Company’s Subsidiaries or Affiliates as a condition to, or otherwise in connection with, the execution or delivery of this Third Amendment Agreement or similar agreement with the holders of such Indebtedness.
6. EFFECTIVENESS OF AMENDMENTS.
     The Amendments shall become effective only upon the date of the satisfaction in full of the following conditions precedent (the “Effective Date”):
     6.1. Execution and Delivery of this Agreement.
     The Company and the Required Holders shall have executed and delivered this Third Amendment Agreement.
     6.2. Amendment to Credit Agreement.
     The Company, the guarantors party thereto (together with the Company, the “Loan Parties”), the lenders party thereto (the “Lenders”) and PNC Bank, National Association, as administrative agent (together with the Lenders, the “Bank Group”) shall have executed and delivered the Second Amendment to Credit Agreement pursuant to which the financial covenants and related definitions in that certain Amended and Restated Credit Agreement dated as of June

9, 2010, as amended, are amended to be consistent with the corresponding definitions and financial covenant ratios and levels set forth in this Third Amendment Agreement. In the event that the fees paid to the Bank Group in connection with such amendment, on an aggregate basis, as a percentage of the aggregate Revolving Credit Commitments (as defined in the Credit Agreement) by the Company is greater than the fees paid to the holders of the Notes in connection with this Third Amendment Agreement, on an aggregate basis, as a percentage of the outstanding principal amount of the Notes, then the fees to be paid to the holders of the Notes shall be increased such that the percentage amount of fees paid to the holders of the Notes is equal to the percentage amount of fees paid to the Bank Group. The Noteholders hereby consent to the payment of such fees to the Bank Group and agree that the payment of such fees shall not constitute a violation of Section 8.19(a) of the Note Purchase Agreement. To the extent that the Bank Group and the Loan Parties modify the Credit Agreement to incorporate the restrictions on permitted investments, Permitted Acquisitions, Dividends and Stock Redemptions as set forth in this Third Amendment Agreement, the Noteholders consent to such modifications notwithstanding Section 2.8(e) of the Intercreditor Agreement, subject to the agreement of the Bank Group to consent to the corresponding modifications set forth in this Third Amendment Agreement.
     6.3. Representations and Warranties True.
     The representations and warranties set forth in Section 5 shall be true and correct on such date in all respects.
     6.4. Authorization.
     The Company shall have authorized, by all necessary action, the execution, delivery and performance of all documents, agreements and certificates in connection with this Third Amendment Agreement.
     6.5. Opinion of Company Counsel.
     Each of the Noteholders shall have received an opinion, dated the date hereof, from Armstrong Teasdale LLP, special counsel for the Company, in form and substance satisfactory to such Noteholder and its counsel (and the Company hereby instructs its counsel to deliver such opinion to the Noteholders).
     6.6. Secretary’s Certificate.
     Each of the Noteholders shall have received a certificate of the Secretary or an Assistant Secretary of the Company, dated the date hereof, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement, in form and substance satisfactory to the Required Holders and their counsel.
     6.7. Amendment Fee.
     The Company shall have paid to each holder of Notes on the Effective Date an amendment fee in the amount of 50 basis points (0.50%) times the outstanding principal amount of Notes held by such holder on such date.

     6.8. Special Counsel Fees.
     The Company shall have paid the reasonable fees and disbursements of Noteholders’ special counsel in accordance with Section 7 below.
     6.9. Joinder of Spartech France.
     Spartech France Holdings, L.P. shall have executed and delivered to each of the holders of the Notes a Subsidiary Guarantee in accordance with section 4.2 hereof, in form and substance satisfactory to the Required Holders.
     6.10. Proceedings Satisfactory.
     All proceedings taken in connection with this Third Amendment Agreement and all documents and papers relating thereto shall be satisfactory to the Noteholders signatory hereto and their special counsel, and such Noteholders and their special counsel shall have received copies of such documents and papers as they or their special counsel may reasonably request in connection herewith.
7. EXPENSES.
     Whether or not the Amendments become effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Third Amendment Agreement and any prior amendment or amendment and restatement of, or waiver under, the Existing Note Purchase Agreement, including, but not limited to, the reasonable fees of the Noteholders’ special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Third Amendment Agreement, any other such amendment, amendment and restatement or waiver, and any other documents related to any thereof. In addition, the Company will pay all such fees, expenses and costs set forth in any subsequent statement within thirty (30) days of its receipt thereof. Nothing in this Section shall limit the Company’s obligations pursuant to Section 13.1 of the Existing Note Purchase Agreement.
8. MISCELLANEOUS.
     8.1. Part of Note Purchase Agreement; Future References, etc.
     This Third Amendment Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly amended by this Third Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Amendment Agreement may refer to the Note Purchase Agreement without making specific reference to this Third Amendment Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.
     8.2. Counterparts, Facsimiles.

     This Third Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
     8.3. Governing Law.
     THIS THIRD AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
     [Remainder of page intentionally left blank. Next page is signature page.]

     If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this Third Amendment Agreement and returning it to the Company, whereupon it will become a binding agreement among you and the Company.

SPARTECH CORPORATION
By:
Name:
Title:

Signature Page to Spartech Third Amendment to
Amended and Restated Note Purchase Agreement

\

     The foregoing Third Amendment Agreement is hereby accepted as of the date first above written. By its execution below, each of the undersigned represents that it is the owner of one or more of the Notes and is authorized to enter into this Third Amendment Agreement in respect thereof.
[Noteholder Signature Pages]
Signature Page to Spartech Third Amendment to
Amended and Restated Note Purchase Agreement

GUARANTOR ACKNOWLEDGEMENT
     Each undersigned Subsidiary Guarantor hereby acknowledges and agrees to the terms of the Third Amendment to Amended and Restated Note Purchase Agreement dated as of January 12, 2011 (the “Third Amendment”), amending that certain Amended and Restated Note Purchase Agreement dated as of September 10, 2008 (initially dated as of September 15, 2004) (as amended by that certain Amendment No. 1 to Amended and Restated Note Purchase Agreement dated as of July 10, 2009, by that certain Second Amendment to Amended and Restated Note Purchase Agreement dated as of June 9, 2010 and as may be further amended, the “Note Purchase Agreement”), among Spartech Corporation, a Delaware corporation, and the holders of Notes party thereto. Each undersigned Subsidiary Guarantor hereby confirms that the Subsidiary Guarantee to which it is a party remains in full force and effect after giving effect to the Third Amendment and continues to be the valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles including principles of commercial reasonableness, good faith and fair dealing (whether enforceability is sought by proceedings in equity or at law).
          Capitalized terms used herein but not defined are used as defined in the Note Purchase Agreement.
          Dated as of January 12, 2011
ATLAS ALCHEM PLASTICS, INC.
ALCHEM PLASTICS CORPORATION
ALCHEM PLASTICS, INC.
SPARTECH PLASTICS, LLC
By:   Spartech Corporation, its sole member
POLYMER EXTRUDED PRODUCTS, INC.
SPARTECH POLYCAST, INC.
SPARTECH TOWNSEND, INC.
SPARTECH POLYCOM, INC.
FRANKLIN-BURLINGTON PLASTICS, INC.
SPARTECH CMD, LLC
By:   Spartech Plastics LLC, its managing member
SPARTECH FCD, LLC
By:   Polymer Extruded Products, Inc.,
          its managing member
SPARTECH SPD, LLC
By:   Spartech Plastics, LLC, its managing member
SPARTECH MEXICO HOLDING COMPANY
SPARTECH MEXICO HOLDING COMPANY TWO
SPARTECH MEXICO HOLDINGS, LLC
By:   Spartech Mexico Holding Company,
Guarantor Acknowledgement to Spartech Third Amendment to
Amended and Restated Note Purchase Agreement

          its sole member
CREATIVE FORMING, INC.
PEPAC HOLDINGS, INC.
SPARTECH RESEARCH AND
          DEVELOPMENT, LLC
By:   Spartech Corporation, its sole member
SPARTECH FRANCE HOLDINGS, L.P.
By:   Spartech Polycom, Inc., its General Partner

By:
Name:
Title:

Guarantor Acknowledgement to Spartech Third Amendment to
Amended and Restated Note Purchase Agreement

Annex 1
Noteholders
Metropolitan Life Insurance Company
Metlife Insurance Company of Connecticut
Teachers Insurance and Annuity Association of America
AXA Equitable Life Insurance Company
MONY Life Insurance Company
The Variable Annuity Life Insurance Company
The Guardian Life Insurance Company of America
Massachusetts Mutual Life Insurance Company
C.M. Life Insurance Company
Primerica Life Insurance Company

Annex 1-1

EXHIBIT A
AMENDMENTS
     (a) Section 5.1 — Financial and Business Information. Section 5.1 of the Existing Note Purchase Agreement is hereby amended by (i) renumbering subsections (g) and (h) as subsections (h) and (i), respectively, and (ii) adding a new subsection (g) in its proper order to read as follows:
     “(g) Capital Expenditures Reporting — within 30 days after the end of each fiscal quarter of the Company, a detailed report on its Capital Expenditures made during such prior fiscal quarter, together with a budget for Capital Expenditures projected for the current fiscal quarter, and including management’s commentary and analysis of each project undertaken during such prior fiscal quarter;”
     (b) New Section 7.10 — Letter from Company. Section 7 of the Existing Note Purchase Agreement is hereby amended by adding the following new Section 7.10 thereto, which shall read in its entirety as follows:
     “7.10 Letter.
     The Company shall pay the fees set forth in that certain letter dated January 12, 2011 addressed to the holders of the Notes, as and when provided therein.”
     (c) Section 8.4 — Loans and Investments. Subsections (e) and (f) of Section 8.4 of the Existing Note Purchase Agreement are hereby amended and restated in their entirety to read as follows:
     “(e) advances, loans, extensions of credit or investments in the ordinary course of business which either existed on January 3, 2011 or are entered into after the end of the 2011 fiscal year of the Company; provided that the aggregate amount of all such investments shall not exceed $15,000,000;
     (f) Investments incurred in order to consummate Permitted Acquisitions which were either effected prior to January 3, 2011 or are entered into after the end of the 2011 fiscal year of the Company;”
     (d) Section 8.8 — Leverage Ratio. Section 8.8 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     “8.8. Leverage Ratio.
     Permit the Leverage Ratio to exceed (a) 4.25 to 1.00 at any time from and including the effective date of the Third Amendment to Amended and Restated Note Purchase Agreement, dated January 12, 2011, among the Company and certain holders of the Notes, through and including the last day of the first fiscal quarter of fiscal year 2011, (b) 4.50 to 1.00 at any time after the last day of the first fiscal quarter of fiscal year 2011 through and including the last day of the second fiscal quarter of fiscal year 2011, (c)

Exhibit A-1

3.75 to 1.00 at any time after the last day of the second fiscal quarter of fiscal year 2011 through and including the last day of the third fiscal quarter of fiscal year 2011, (d) 3.50 to 1.00 at any time after the last day of the third fiscal quarter of fiscal year 2011 through and including the last day of the fourth fiscal quarter of fiscal year 2011, (e) 3.25 to 1.00 at any time after the last day of the fourth fiscal quarter of fiscal year 2011 through and including the last day of the third fiscal quarter of fiscal year 2012, (f) 3.00 to 1.00 at any time after the last day of the third fiscal quarter of fiscal year 2012 through and including the last day of the third fiscal quarter of fiscal year 2013, and (g) (e) 2.75 to 1.00 at any time thereafter.”
     (e) Section 8.13 — Restricted Payments. Section 8.13 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     “8.13 Restricted Payments.
     Declare or make any Restricted Payment except that (a) any Subsidiary may declare and pay Dividends to (i) the Company, (ii) a Subsidiary Guarantor, and (iii) the parent of such Subsidiary Guarantor; and (b) the Company may declare and pay Dividends and Stock Redemptions made after the end of the Company’s 2011 fiscal year, provided that (i) no Default or Event of Default exists or would result therefrom, (ii) the Fixed Charge Coverage Ratio determined on a Pro Forma Basis as of the date of such Restricted Payment is not less than (x) 2.25 to 1.00 from the first fiscal quarter of the Company’s fiscal year 2012 through the third fiscal quarter of the Company’s fiscal year 2012, and (y) 1.40 to 1.00 if such date is after the third fiscal quarter of the Company’s fiscal year 2012, and (iii) the Leverage Ratio determined on a Pro Forma Basis as of the date of such Restricted Payment is not greater than the lesser of (x) 3.00 to 1.00, or (y) the Leverage Ratio requirement at the time of such Restricted Payment (as set forth in Section 8.8).”
     (f) Section 8.18 — Capital Expenditures. Section 8.18 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     “8.18 Capital Expenditures.
     (a) Permit Capital Expenditures of the Company and its Subsidiaries unless the Fixed Charge Coverage Ratio, determined on a Pro Forma Basis as of the date of such Capital Expenditure, is not less than (i) 2.25 to 1.00 if such date is before the last day of the fourth fiscal quarter of fiscal year 2012, or (ii) 1.40 to 1.00 if such date is on or after the last day of the fourth fiscal quarter of fiscal year 2012.
     (b) Notwithstanding the provisions of Section 8.18(a), as of the end of any fiscal quarter (as used in this Section 8.18, each, a “Testing Date”), the Company shall not allow the aggregate amount of Capital Expenditures for the preceding period of 3 consecutive fiscal quarters, plus the amount of Capital Expenditures for the immediately following fiscal quarter, to exceed $30,000,000 unless the Leverage Ratio as of such Testing Date shall be less than 3.00 to 1.00. Solely for purposes of this Section 8.18(b),

Exhibit A-2

the aggregate amount of Capital Expenditures for each fiscal quarter of the Company in fiscal year 2010 shall be deemed to be $5,400,000.”
     (g) Schedule B — Amendment. Schedule B of the Existing Note Purchase Agreement is hereby amended by amending and restating the definition of “Permitted Acquisition” therein to read as follows:
     ““Permitted Acquisition” means an Acquisition (a) which is non-hostile, (b) which occurs when no Default or Event of Default exists or will result therefrom, (c) after giving effect to which, (i) the Leverage Ratio determined on a Pro Forma Basis as of the date of such Acquisition is not greater than the lesser of (x) 3.00 to 1.00, or (y) the Leverage Ratio requirement at the time of such Acquisition (as set forth in Section 8.8), and (ii) no Default or Event of Default will exist, including as a result of any breach of any financial covenant set forth in this Agreement (in each case determined as of the date of such Acquisition on a Pro Forma Basis, and (d) after giving effect to all consideration paid and costs and expenses incurred in connection with such Acquisition, the Company has the ability to borrow at least an additional $25,000,000 of Revolving Credit Loans (as defined in the Credit Agreement in effect on the date hereof).”
     (h) Schedule B — Additional definitions. Schedule B of the Existing Note Purchase Agreement is hereby amended by adding the following definition of “Testing Date” in proper alphabetical order within Scheduled B, to read in its entirety as follows:
     ““Testing Date” has the meaning ascribed to it in Section 8.18.”

Exhibit A-3